EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flotek Industries, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 (Nos. 333-157276, 333-172596, 333-174983, 333-183617, 333-198757, 333-213407, 333-225865, 333-231749, 333-237292 and 333-239244) and Form S-3 (Nos. 333-161552, 333-166442, 333-166443, 333-173806, 333-174199, 333-189555, 333-212864, 333-219618 and 333-251043) of Flotek Industries, Inc. (the “Company”) of our report dated March 16, 2021, relating to the consolidated financial statements as of and for the year ended December 31, 2020 which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 31, 2022